Exhibit 99.1

                    ABAXIS Reports Record Financial Results
                  for the Fourth Quarter and Fiscal Year 2004

  Full Year: Revenues up 35%; Net Income Attributable to Common Shareholders totals $23.6 million (inclusive of a one-time income tax benefit of $19.5 million);
     Net Income Attributable to Common Shareholders (before the one-time income tax benefit) totals $4.2 million, up 938%

      Fourth Quarter: Revenues up 25%; Net Income Attributable to Common Shareholders totals $20.9 million (inclusive of a one-time income tax benefit of $19.5 million);
     Net Income Attributable to Common Shareholders (before the one-time income tax benefit) totals $1.5 million, up 124%


    UNION CITY, Calif., April 29 /PRNewswire-FirstCall/ -- ABAXIS, Inc. (Nasdaq: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported record financial results for the fourth quarter and the fiscal year ended March 31, 2004.


    Highlights for the fourth quarter and full-year fiscal 2004 include:


    -- Quarterly Revenues: up 25% to $12.7 million; the fifth consecutive quarter of revenues exceeding $10 million. Annual Revenues: up 35% to $46.9 million year-over-year.

    -- One-time Income Tax Benefit of $19.5 million recorded relating to existing deferred tax assets previously fully reserved.

    -- Quarterly Diluted EPS: $0.96 (including $0.89 per share for the one-time income tax benefit) compared to $0.04 in the same period last year. Annual Diluted EPS: $1.16 (including $0.96 per share for the one-time income tax benefit) versus $0.02 in the previous fiscal year.

    -- Quarterly U.S. sales of $10.8 million, a 32% increase over the same period last year.

    -- Quarterly Medical sales: up 56% to $1.8 million, representing 14% of total revenues. Annual Medical sales: up 134% to $7.1 million.

    -- Quarterly recurring reagent disc and HMT reagent revenue of $7.7 million, a 27% increase over the same period last year.

    -- Quarterly total reagent disc sales of 647,000 units, resulting in the seventh consecutive quarter of record reagent disc sales.

    -- Quarterly medical reagent disc sales of 68,000 units, a 76% increase over the same period last year.

    -- Quarterly veterinary reagent disc sales of 579,000 units, a 22% increase over the same period last year.

    -- Cash and short-term investments as of March 31, 2004: $17.3 million, up 66% year-over-year.


   Quarterly Results: For the fourth fiscal quarter, ABAXIS reported record revenues of $12.7 million, as compared with revenues of $10.2 million for the comparable period last year, an increase of 25 percent. Instrument revenue and reagent disc sales increased by 26 and 27 percent, respectively, during the quarter compared to last year's fourth quarter. The Company reported net income attributable to common shareholders of $20.9 million, compared to $661,000 for the same period last year. In the fourth quarter of fiscal 2004, the Company recorded a one-time income tax benefit of $19.5 million related to existing deferred tax assets (principally net operating loss carryforwards) because it concluded that it is more likely than not that these assets will be realized. Prior to the fourth quarter of fiscal 2004, these deferred tax assets had been fully reserved. The $19.5 million income tax benefit, which is partially offset by a current tax provision of $89,000 for the quarter, is included in total net income attributable to common shareholders of $20.9 million. The Company reported diluted net income per share of $0.96 (calculated based on 21,861,000 shares) which includes $0.89 per diluted share for the one-time income tax benefit discussed above, compared to $0.04 per share (calculated based on 17,129,000 shares) for the same period last year. Net income for the quarter benefited from the conversion, in October 2003, of Series D and E Preferred Stock into common shares; thereby eliminating the Company's obligation to distribute preferred dividends in the quarter ended March 31, 2004.


    Twelve Months Results: For the twelve-month period ended March 31, 2004, ABAXIS reported total revenues of $46.9 million as compared with revenues of $34.8 million for the comparable period last year, an increase of 35 percent. Net income attributable to common shareholders for the full fiscal year was $23.6 million, compared to $401,000, in the previous fiscal year. In the fourth quarter of fiscal 2004, the Company recorded a one-time income tax benefit of $19.5 million related to existing deferred tax assets (principally net operating loss carryforwards) because it concluded that it is more likely than not that these assets will be realized. Prior to the fourth quarter of fiscal 2004, these deferred tax assets had been fully reserved. The $19.5 million income tax benefit which is partially offset by a current tax provision of $242,000 for the fiscal year, is included in total net income attributable to common shareholders for fiscal 2004 of $23.6 million. The Company reported diluted net income per share of $1.16 (calculated based on 20,387,000 shares) which includes $0.96 per diluted share for the one-time income tax benefit discussed above compared to $0.02 per share (calculated based on 17,012,000 shares) in the previous fiscal year. Net income for the full fiscal year benefited from the conversion, in October 2003, of Series D and E Preferred Stock into common shares; eliminating the Company's obligation to distribute preferred dividends in fiscal 2004.


    Other Reported Information: Recurring reagent disc and HMT reagent revenue for the fourth fiscal quarter was $7.7 million, up 27 percent over the $6.1 million reported in the same period last year. During the quarter, the Company sold 647,000 medical and veterinary reagent discs, an increase of 26 percent compared to 513,000 medical and veterinary reagent discs sold during the same period last year. The Company sold 2,791 veterinary HMT reagent kits during the quarter, up 25 percent compared to 2,228 HMT reagent kits sold for the same period last year.

    "We are very pleased with the financial results of fiscal year 2004," said Clint Severson, chairman, president and chief executive officer of ABAXIS, Inc. "We are particularly proud of reporting record financial results in all four of the quarters this fiscal year. We believe that the strong market for our products combined with the disciplined execution of our strategic business plan are the factors responsible for yielding these record results."


    Conference Call

    ABAXIS has scheduled a conference call to discuss its financial results at 4:15 p.m. EDT Thursday, April 29, 2004. Participants can dial 877-356-5706 or 706-643-0580 to access the conference call, or can listen via a live Internet web cast which can be found at www.abaxis.com. A replay of the call is available by visiting www.abaxis.com for the next 30 days or by calling 800-642-1687 or 706-645-9291, access code 6719462, through May 3, 2004. This press release is also available prior to and after the call via ABAXIS' website or the Securities Exchange Commission's website at www.sec.gov.


    About ABAXIS

    ABAXIS develops, manufactures and markets portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements. The system consists of a compact,
6.9 kilogram, portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients. The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples. The system provides test results in less than 14 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer.

    This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). ABAXIS claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to, risks and uncertainties related to fluctuations in the Company's share price, the market acceptance of the Company's products and the continuing development of its products, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks associated with entering the human diagnostic market on a larger scale, risks related to the protection of the Company's intellectual property or claims of infringement of intellectual property asserted by third parties, risks involved in carrying of inventory, risks associated with the ability to attract, train and retain competent sales personnel, general market conditions, competition and other risks detailed from time to time in ABAXIS' periodic reports filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made. ABAXIS does not undertake and specifically disclaims any obligation to update any forward-looking statements.



                                 ABAXIS, Inc.
                       Summary of Financial Information
                    (In thousands, except per share data)
                                 (Unaudited)

                                              Three Months      Twelve Months
                                                 Ended             Ended
                                                March 31          March 31
                                              2004     2003     2004     2003

    Net revenues                           $12,745  $10,176  $46,874  $34,780

    Costs and operating expenses:
         Cost of revenues                    5,950    4,992   22,966   17,755
         Selling, general and
          administrative                     3,967    3,273   14,431   11,564
         Research and development            1,289    1,078    4,757    3,888
    Total costs and operating expenses      11,206    9,343   42,154   33,207

    Income from operations                   1,539      833    4,720    1,573
    Interest and other income                   53       49      173      217
    Interest and other expense                 (22)     (36)     (68)    (149)
    Net income before income taxes           1,570      846    4,825    1,641
    Income tax provision (benefit):        (19,361)     (19) (19,208)       5
    Net Income                             $20,931     $865  $24,033   $1,636
    Basic net income per share (a)           $1.08    $0.04    $1.30    $0.02
    Diluted net income per share (a)         $0.96    $0.04    $1.16    $0.02

    Weighted average common shares
     outstanding - basic                    19,447   16,814   18,128   16,634

    Weighted average common shares
     outstanding - diluted                  21,861   17,129   20,387   17,012


     (a) Net income attributable to common shareholders used in the computation of diluted net income per share for the three months ended March 31, 2004 was $20,931,000. Net income attributable to common shareholders used in the computation of diluted net income per share for the twelve months ended March 31, 2004 was $23,614,000, which includes dividends of $419,000. Net income attributable to common shareholders used in the computation of diluted net income per share for the three months ended March 31, 2003 was $661,000, which includes dividends of $204,000. Net income attributable to common shareholders used in the computation of diluted net income per share for the twelve months ended March 31, 2003 was $401,000, which includes dividends of $865,000 and a non-cash dividend charge of $370,000 related to the beneficial conversion feature contained in the Company's Series E Preferred Stock issued in April 2002.


                                 ABAXIS, Inc.
                             Balance Sheet Data:
                         (Unaudited and in thousands)

                                                   March 31,      March 31,
                                                     2004             2003
    Current assets:
     Cash and cash equivalents                      $9,324           $10,430
     Short-term investments                          7,998                --
     Accounts receivables (net)                      8,202             7,482
     Inventories                                     5,736             4,982
     Prepaid expenses                                  384               667
     Net deferred tax asset - Current                  609                --
      Total current assets                          32,253            23,561
     Property and equipment, net                     8,191             8,580
     Deposits and other assets                         830               227
     Net deferred tax asset - Non-current           20,624                --
      Total assets                                 $61,898           $32,368

    Current liabilities:
     Accounts payable                               $2,721            $2,084
     Dividends payable                                  28               408
     Accrued payroll and related expenses            2,853             1,811
     Other accrued liabilities                         319               377
     Warranty reserve                                  181               123
     Deferred revenue                                  264               378
     Current portion of capital lease
      obligations                                       22                58
     Current portion of long-term debt                  --               467
      Total current liabilities                      6,388             5,706

    Non-current liabilities:
     Capital lease obligations, less
      current portion                                   16                38
     Long-term debt, less current portion               --               466
     Deferred rent                                     409               321
     Deferred revenue, less current
      portion                                          474               318
     Commission obligation, less current
      portion                                           39                75
      Total non-current liabilities                    938             1,218

    Redeemable convertible preferred
     stock, Series E                                   --              3,176

    Shareholders' equity:
     Convertible preferred stock,
      Series D                                         --              3,143
     Common stock                                   92,441            80,608
     Accumulated deficit                           (37,869)          (61,483)
      Total shareholders' equity                    54,572            22,268
      Total liabilities, convertible
       preferred stock and shareholders'
       equity                                      $61,898           $32,368



Reconciliation of Net Income to Net Income Attributable to Common Shareholders

                                (in thousands)

                               Three Months              Twelve Months
                                   Ended                      Ended
                                  March 31                  March 31
                            2004           2003        2004         2003

    Net income             $20,931         $865      $24,033       $1,636
    Preferred dividends         --        (204)        (419)        (865)
    Accretion of value
     attributable to
     beneficial
     conversion feature         --           --           --        (370)
    Net income
     attributable
     to common
     shareholders          $20,931         $661      $23,614         $401


                    Pro Forma Effect of Income Tax Benefit
                                (in thousands)

                                              Three Months     Twelve Months
                                                 Ended            Ended
                                                March 31          March 31
                                             2004     2003    2004      2003
    Net income attributable to common
     shareholders:
      As reported                          $20,931    $661   $23,614    $401

     Less one-time income tax benefit      (19,450)     --   (19,450)     --

    Pro forma net income attributable to
     common shareholders:                   $1,481    $661    $4,164    $401

    Net income per share:
      As reported - basic                    $1.08   $0.04     $1.30   $0.02
      Pro forma - basic                      $0.08   $0.04     $0.23   $0.02

      As reported - diluted                  $0.96   $0.04     $1.16   $0.02
      Pro forma - diluted                    $0.07   $0.04     $0.20   $0.02


                       Customer and Geographic Information
                                  (in thousands)

                                              Three Months      Twelve Months
                                                 Ended             Ended
                                               March 31           March 31

                                             2004     2003     2004     2003

    United States                          $10,816   $8,180  $40,000  $29,029
    International                            1,929    1,996    6,874    5,751
    Total revenues                         $12,745  $10,176  $46,874  $34,780


                         Customer and Market Information
                                  (in thousands)

                                               Three Months     Twelve Months
                                                 Ended              Ended
                                                March 31          March 31

                                              2004     2003     2004     2003

    Medical Market                          $1,814   $1,165   $7,119   $3,037
    Veterinary Market                       10,466    8,531   37,875   30,313
    Other                                      465      480    1,880    1,430
    Total revenues                         $12,745  $10,176  $46,874  $34,780




SOURCE  ABAXIS, Inc.
    -0-                             04/29/2004
    /CONTACT: Clint Severson, Chief Executive Officer of ABAXIS, Inc., +1-510-675-6500; or retail, Joe Dorame, or institutional/analysts, Joe Diaz, +1-480-675-0400, both of RCG Capital Markets Group, for ABAXIS, Inc./
    /Web site:  http://www.abaxis.com /
    (ABAX)

CO:  ABAXIS, Inc.
ST:  California
IN:  MTC BIO HEA
SU:  ERN CCA